UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2017

TRONOX LIMITED
(Exact name of registrant as specified in its charter)

Western Australia, Australia	001-35573	98-1026700
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

263 Tresser Boulevard, Suite 1100	Lot 22 Mason Road
Stamford, Connecticut 06901	Kwinana Beach, WA 6167 Australia

(Address of principal executive offices, including zip code)

(203) 705-3800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:

On May 10, 2017, Tronox Limited (the “Company”) issued a press release and filed a Current Report on Form 8-K disclosing the retirement of Thomas Casey as Chief Executive Officer and the appointment of Peter Johnston as Interim Chief Executive Officer, each effective as of May 15, 2017.   This Amendment No. 1 to the Form 8-K is being filed to include disclosure regarding Mr. Johnston’s compensation as Interim Chief Executive Officer and his related employment agreement with the Company, as well as Mr. Casey’s retirement agreement with the Company and his related compensation as Chairman of the Board.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Interim Chief Executive Officer Agreement

In connection with Mr. Johnston’s appointment as the Company’s Interim Chief Executive Officer, the Company has entered into an Interim Chief Executive Officer Agreement (the “Interim CEO Agreement”) with Mr. Johnston, dated as of May 15, 2017 (the “Effective Date”). Pursuant to the Interim CEO Agreement, Mr. Johnston will serve as Interim Chief Executive Officer until the earlier to occur of (i) the one-year anniversary of the Effective Date, or (ii) the date on which a permanent Chief Executive Officer commences employment with the Company, unless earlier terminated in accordance with the terms of the Interim CEO Agreement. Mr. Johnston shall be entitled to receive an annual salary of $1,000,000, and will be entitled to earn a cash bonus of up to $1,000,000 determined by the Company’s Human Resources and Compensation Committee.  Mr. Johnston will receive reasonable housing, travel and automobile reimbursement and he will be provided with vacation and other benefits and programs commensurate with those provided to other senior executive employees of the Company.

In the event Mr. Johnston’s employment is terminated by the Company without cause or if he resigns with good reason (in each case as defined in the Interim CEO Agreement), Mr. Johnston will be entitled to accrued benefits and continuation of his base salary for the remainder of the term.

The Interim CEO Agreement also subjects Mr. Johnston to certain non-competition and non-solicitation covenants.

The foregoing description of the Interim CEO Agreement is qualified in its entirety by reference to the full text of the Interim CEO Agreement which is included as Exhibit 10.1 hereto and incorporated herein by reference.

First Amendment to Amended and Restated Employment Agreement

In connection with Mr. Casey’s retirement from the position of Chief Executive Officer, effective as of May 15, 2017, the Company and Mr. Casey entered into a first amendment (the Amendment”) to the amended and restated employment agreement dated as of August 14, 2014, by and between Mr. Casey, the Company and Tronox LLC (the “Employment Agreement”). Pursuant to the Amendment, the definition of “retirement” included in the Employment Agreement was revised so that Mr. Casey could exercise his right to retire at or after age 65 by retiring from the position of Chief Executive Officer of the Company, and if so desired by Mr. Casey and the Company, continuing to serve as the Company’s Chairman of the Board of Directors. All other terms and conditions set forth in the Employment Agreement remain in full force and effect.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment which is included as Exhibit 10.2 hereto and incorporated herein by reference.

Retirement Agreement

In connection with Mr. Casey’s retirement as the Company’s Chief Executive Officer, the Company entered into a retirement agreement with Mr. Casey, dated as of May 15, 2017 (the “Retirement Agreement”). Pursuant to the Retirement Agreement, the Company and Mr. Casey agreed that Mr. Casey’s retirement shall be effective as of May 15, 2017 (the “Effective Date”), and that Mr. Casey shall continue to serve as Chairman of the Board commencing on the Effective Date. The Retirement Agreement provides for an annual salary of $600,000, and further provides that Mr. Casey shall continue to serve as Chairman until the earlier of such time as Mr. Casey voluntarily elects to resign; is removed by the Board of the Company; or is no longer able to serve due to death or disability.

The foregoing description of the Retirement Agreement is qualified in its entirety by reference to the full text of the Retirement Agreement which is included as Exhibit 10.3 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Interim CEO Agreement dated as of May 15, 2017 by and between Tronox LLC and Peter Johnston.

10.2	First Amendment to Amended and Restated Employment Agreement dated as of May 15, 2017 by and between Tronox Limited, Tronox LLC and Thomas Casey.

10.3	Retirement Agreement dated as of May 15, 2017 by and between Tronox Limited, Tronox LLC and Thomas Casey.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX LIMITED

	By:	/s/ Richard L. Muglia
Date: May 18, 2017	Name:	Richard L. Muglia
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Interim CEO Agreement dated as of May 15, 2017 by and between Tronox LLC and Peter Johnston.

10.2	First Amendment to Amended and Restated Employment Agreement dated as of May 15, 2017 by and between Tronox Limited, Tronox LLC and Thomas Casey.

10.3	Retirement Agreement dated as of May 15, 2017 by and between Tronox Limited, Tronox LLC and Thomas Casey.